UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) August 17, 2020
  AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.
As part of its continued efforts to reduce costs and increase efficiencies, AutoNation, Inc. (the “Company”) determined, on August 17, 2020, to close its aftermarket collision parts business, referred to as “AutoNation Collision Parts” or “ACP,” by the end of 2020. The ACP business represented less than 1% of the Company’s parts and service gross profit for the six months ended June 30, 2020. The Company will continue its profitable AutoNation PrecisionParts business, which includes the sale of branded maintenance and repair parts. Sales of AutoNation Collision Parts and PrecisionParts are included in the Company’s “parts and service” results of operations. The Company expects substantial SG&A savings related to the closing of the ACP business and now targets operating below 68% SG&A as a percentage of gross profit beginning with the third quarter of 2020.
In connection with the closing of the ACP business, the Company currently estimates that it will incur charges in the second half of 2020 of approximately $52 million, of which approximately $12 million will be cash expenditures. The estimated charges are comprised of approximately $28 million related to inventory write-downs, approximately $8 million related to contract termination charges, and approximately $16 million related to other associated costs, including accelerated depreciation, severance, and closing costs. The Company also expects additional cash expenditures following the closing of approximately $9 million related to existing contractual obligations.
The Company continues to prioritize its capital allocation towards opportunities that it believes will have the greatest return potential. The Company recently announced the major expansion and acceleration of AutoNation USA stand-alone used vehicle stores and plans to build at least 20 additional AutoNation USA stores over the next 3 years.
FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding estimated charges related to the closing of the ACP business and the planned expansion of our AutoNation USA stand-alone used vehicle stores, as well as statements regarding our expectations for the future performance of our business (including with respect to SG&A as a percentage of gross profit) and the automotive retail industry and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: the ultimate net realizable value of the relevant inventories; the estimated fair values of certain other assets; actual fees paid in connection with certain contract terminations; the final closing costs associated with the closing of the ACP business; our ability to successfully implement and maintain expense controls; our ability to implement successfully our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores, our investments in digital and online capabilities, and other brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this report speak only as of the date of this report, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	August 19, 2020	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary